News Release
For Immediate Release

OccuLogix Reports Q3-06 Financial Results

TORONTO, ON—November 1, 2006— OccuLogix, Inc. (NASDAQ: OCCX; TSX: OC) today reported its consolidated financial results for the three months ended September 30, 2006. All dollar amounts are expressed in U.S. currency, and results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

For the third quarter of 2006, net revenues were $85,444 compared to $632,330 in the third quarter of 2006. The Q3-06 net loss was $3.6 million, or $0.08 per share, compared to a net loss of $2.9 million, or $0.07 share, in the 2005 third quarter.

As of September 30, 2006, the Company had cash and cash equivalents and short term investments of $20.2 million.

Conference Call and Webcast Information

OccuLogix will hold a conference call to discuss these results today, November 1, at 8:30 a.m. Eastern Time at 800-215-1640 (within the United States and Canada), or 416-620-9644 (international callers). The call will also be broadcast live and archived on the company's website at www.occulogix.com under the "webcasts" link in the Investor Relations section. For those wishing to listen to a recording of the call via telephone, a replay will be made available as soon as possible after the conclusion of the live call and will remain posted for a period of seven days. To listen to the recording, simply telephone 416-626-4100 and enter reservation # 21307083 when prompted.

About OccuLogix, Inc.

OccuLogix is a health care company that brings innovative and evidenced-based medical therapies to life. Visit us on the internet at www.occulogix.com (corporate). Additional information on the Company’s RHEO® procedure to treat Dry AMD can be found at www.rheo.com. To learn more about the Company’s SOLX® Gold Micro-Shunt and SOLX® 790 Laser for the treatment of glaucoma, please visit www.solx.com or www.deeplightsystem.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about the Company. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Forms 10-K and 10-Q. We do not undertake to update any forward-looking statements.

FOR FURTHER INFORMATION PLEASE CONTACT:
OccuLogix, Inc.
Stephen Kilmer
VP, Corporate Affairs
(905) 602-0887 ext. 3904
stephen.kilmer@occulogix.com

OccuLogix, Inc.

CONSOLIDATED BALANCE SHEETS
(expressed in U.S. dollars)
(Unaudited)

		September 30, 2006		December 31, 2005
ASSETS				
Current				
Cash and cash equivalents	$	6,281,444	$	9,599,950
Short-term investments		13,905,000		31,662,845
Amounts receivable, net		259,667		554,966
Inventory, net		4,484,145		4,701,464
Prepaid expenses		712,100		803,268
Deposit		10,442		4,891
Total current assets		25,652,798		47,327,384
Fixed assets, net		925,561		470,561
Patents and trademarks, net		233,698		135,232
Intangible assets, net		52,488,862		23,927,195
Goodwill		14,225,912		65,945,686
Total assets	$	93,526,831	$	137,806,058
LIABILITIES AND STOCKHOLDERS' EQUITY				
Current				
Accounts payable	$	690,262	$	522,520
Accrued liabilities		1,858,970		2,226,619
Deferred revenue		38,400		—
Due to related party		—		5,065
Due to stockholders		121,238		158,233
Current portion of other liability		3,000,000		—
Total current liabilities		5,708,870		2,912,437
Deferred tax liability		20,913,879		8,853,062
Other long-term liability		3,224,606		—
Total liabilities		29,847,355		11,765,499
Stockholders' equity				
Capital stock				
Common stock		50,607		42,086
Par value of $0.001 per share				
Authorized: 75,000,000; Issued and outstanding:				
September 30, 2006 – 50,606,562; December 31, 2005 – 42,085,853				
Additional paid-in capital		353,919,327		336,977,578
Accumulated deficit		(290,290,458)		(210,979,105)
Total stockholders' equity		63,679,476		126,040,559
Total liabilities and stockholders' equity	$	93,526,831	$	137,806,058